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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-6445) of our report, dated June 18, 1996 on our audits of the consolidated financial statements and financial statement schedule of Summit Design, Inc. We also consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data."

                                          Coopers & Lybrand, L.L.P.

Portland, Oregon

September 13, 1996